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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on form S-3 (No. 33-64127) of TCI Communications, Inc. and Tele-Communications, Inc. of our report dated February 4, 1994, relating to the consolidated financial statements of TeleCable Corporation which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Norfolk, Virginia

January 9, 1996